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Mark A. Parsons
Chief Counsel
                                                      [LOGO]

                                                      Law Department S-215
                                                      900 Cottage Grove Road
                                                      Hartford, CT  06152-2215

                                                      Phone:  860.726.7673
                                                      Fax:  860.726-8885


April 29, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Connecticut General Life Insurance Company
    CG Variable Life Insurance Separate Account II
    File No. 33-89238
    Post-Effective Amendment No. 5

Dear Sirs:

As Chief Counsel of the Retirement and Investment Services Division of CIGNA Corporation, I am familiar with the actions of the Board of Directors of Connecticut General Life Insurance Company (the "Company"), establishing CG Variable Life Insurance Separate Account II (the "Account") and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933 for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Certificate of Incorporation and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the registration statement under the Securities Act of 1933 filed for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to Post-Effective Amendment No. 5 to said Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement, as amended.

Very truly yours,

/s/ MARK A. PARSONS

Mark A. Parsons
Chief Counsel